Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion on Form S-1 of our report dated April 13, 2020 on the consolidated financial statements of Coro Global Inc. for the years ended December 31, 2019 and 2018. Our report includes an explanatory paragraph expressing substantial doubt regarding the Company’s ability to continue as a going concern.

We consent to the reference to our firm under caption "Experts" in the registration statement.

/s/ LIGGETT & WEBB, P.A.

Certified Public Accountants

Boynton Beach, Florida

May 11, 2020